UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

NEW MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	34-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
42 Corporation Park, Suite 250
Irvine, California 92606
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 777-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2008, New Motion, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Ringtone.com, LLC, a Minnesota limited liability company (“Ringtone.com”) and W3i Holdings, LLC, a Minnesota limited liability company and the sole member of Ringtone.com (“W3i”) pursuant to which the Company acquired certain assets from Ringtone.com, including, but not limited to Ringtone.com’s short code, subscriber database, accounts receivable and prepaid expenses and the domain name “Ringtone.com,” and assumed certain liabilities of Ringtone.com, including trade payables. In consideration for the assets, the Company at the closing paid to Ringtone.com $6,250,000 in cash, offset by $1,500,000 in acquired net working capital for a net cash outlay of $4,750,000. In addition, the Company delivered to Ringtone.com a convertible promissory note (the “Note”) in the aggregate principal amount of $1,750,000, which accrues interest at a rate of 10% per annum (provided that from and after an event of default, the Note will bear interest at a rate of 15% per annum). The Note matures on the earliest to occur of (i) July 1, 2009, (ii) when declared due and payable by Ringtone.com upon the occurrence of an event of default (as defined in the Note), or (iii) 5 days after the Company gives written notice to Ringtone.com of its intent to prepay the Note (the “Maturity Date”). The Note is optionally convertible by Ringtone.com on the Maturity Date into the Company’s common stock at a conversion price of $5.42 per share. The payment of principal and interest on the Note is subject to certain recoupment provisions contained in the Note and in the Agreement. In connection with the sale of the assets, Ringtone.com and W3i agreed not to sell ringtones on a subscription basis for a period of three years.

The foregoing descriptions of the Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Note, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively.

A copy of a press release issued by the Company regarding this transaction is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Any required financial statements in connection with the assets acquired will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1
Asset Purchase Agreement entered into on June 30, 2008, by and among New Motion, Inc., a Delaware corporation, Ringtone.com, LLC, a Minnesota limited liability company, and W3i Holdings, LLC, a Minnesota limited liability company.*

10.1	Form of Convertible Promissory Note Issued to Ringtone.com

99.1	Press release issued by New Motion, Inc., dated July 2, 2008.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. New Motion, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOTION, INC.
(Registrant)

Dated: July 7, 2008

/s/ Burton Katz
Burton Katz
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset Purchase Agreement entered into on June 30, 2008, by and among New Motion, Inc., a Delaware corporation, Ringtone.com, LLC, a Minnesota limited liability company, and W3i Holdings, LLC, a Minnesota limited liability company.*

10.1	Form of Convertible Promissory Note Issued to Ringtone.com
99.1	Press release issued by New Motion, Inc., dated July 2, 2008.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. New Motion, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.